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                                                               EXHIBIT 10.11



                              ASSIGNMENT AGREEMENT

         This Assignment Agreement, (the "Agreement"), dated this 3rd day of June 1998, is made between Kelly Music & Entertainment Corp. (the
"Assignor"), and CDKnet, LLC (the "Assignee").

         WHEREAS, Assignor owes to Assignee in excess of $1,000,000 in respect of various advances, loans and other financial accommodations make to Assignor, all as set forth on the books and records of Assignor, and certain rights and security in connection therewith including, without limitation, the security agreement delivered in connection therewith (collectively, the "Debt");

         WHEREAS, each of Assignor and Assignee desires, on the terms and conditions below, to exchange certain of the Debt in return for certain of Assignor's interest in Assignee;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and the Assignee hereby agree as follows.

         1. The Assignor hereby assigns to the Assignee, its successors and assigns, to have and to hold forever, 5% of Assignor's interest in Assignee, so that, effective upon such assignment, Assignor will hold a 26.15 % interest in Assignee.

         2. The Assignee hereby agrees that, in consideration for the assignment pursuant to Section I above, $800,000 of the Debt is hereby retired.

         3. From and after the date hereof, upon request of Assignee, Assignor shall do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances, powers of attorney and other instruments and papers as may be reasonably required to sell, assign, transfer, convey and deliver to and vest in Assignee all the rights and interests hereby assigned and transferred to Assignee or intended so to be assigned and transferred.

         4. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person other than the parties hereto and their respective successors and assigns, any remedy or claim under or by reason of this Agreement or any terms, covenants or conditions hereof, and all the terms, covenants and conditions, promises and agreements in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

         5. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, letters of intent, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto.

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IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed under seal as of the date first above written.



                                         KELLY MUSIC & ENTERTAINMENT CORP.

                                         By:
                                             Name:
                                             Title:


                                         CDKnet, LLC

                                         By:
                                             Name:
                                             Title:


AGREED AND CONSENTED TO:

CREATIVE TECHNOLOGY, LLC
by its Managing Member, Creative Music
Products Corp.

By:
    -------------------------------



-----------------------------------
Alvin Pock



-----------------------------------
Robert L. Kelly